EXHIBIT A-2
                                                                     -----------











                           DRAFT AMENDMENT TO ARTICLES
                      OF INCORPORATION OF MONONGAHELA POWER

                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                            Monongahela Power Company
--------------------------------------------------------------------------------
                              (Name of Corporation)


                                     111552
              ----------------------------------------------------
                                (charter number)


                            , who is the
---------------------------              -------------------------
          (name)                                   (title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[_] a meeting of the shareholders was duly called and held on ______________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ______% of the voting power of the corporation,


[_] in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     RESOLVED, that Section 1.5, subdivisions (9) through (16) (inclusive), of the Corporation's Articles of Incorporation are hereby amended and restated in their entirety as follows:

         [See Exhibit A attached hereto and incorporated herein by reference]
     ---------------------------------------------------------------------------

[_] Please check box if additional provisions are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.


IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed _________ name on ______________________ .
                                     (his/her)                (date)


                                           Signature: __________________________

                                           Title: ______________________________

                                    EXHIBIT A
                                    ---------



       (9) Except as may be mandatorily required by law regardless of limitations contained in the Charter, at all meetings of the shareholders, (a) every registered holder of Common Stock shall be entitled to vote and shall have one vote for each share standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date of such meeting, and (b) except as otherwise provided herein, every registered holder of Cumulative Preferred Stock shall have one-half of one vote for each share standing in his name on the books of the Corporation on any record date fixed for such purpose, or, if no such date be fixed, on the date of such meeting. The holders of Common Stock and the holders of Cumulative Preferred Stock shall vote as a single class on all matters except as provided in this
SECTION 1.5, as it may be amended in  accordance  with  subdivision  (1) of this
SECTION 1.5. Each present and future shareholder of the Corporation by becoming such thereby waives, to the full extent permitted by law, any right to vote for the election of Directors other than as provided in this subdivision (9):

       If, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the Cumulative Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board, which right may be exercised until all arrears in payment of quarterly dividends on the Cumulative Preferred Stock shall have been paid, or deposited in trust for payment on or before the next succeeding dividend payment date. When all such arrears have been so paid or deposited in trust (and such arrears shall be so paid or deposited in trust as soon as lawful and reasonably practicable out of any assets of the Corporation available therefor), the Cumulative Preferred Stock shall be divested of such voting power, but subject always to the same provisions for the vesting of such voting power in the Cumulative Preferred Stock in the case of any future such default or defaults. So long as the Cumulative Preferred Stock shall have the right so to elect a majority of the Directors, the holders of the Common Stock, voting separately as a class, shall be entitled to vote for and elect the remaining Directors, and their right to vote for Directors shall be limited accordingly.

       The foregoing right of the Cumulative Preferred Stock to elect a majority of the Directors of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If the date upon which such right of the holders of the Cumulative Preferred Stock shall become vested shall be less than forty-five days or more than ninety days preceding the date of the next ensuing annual meeting of shareholders as fixed by the Code of Regulations of the Corporation, the President of the Corporation shall call a special meeting of the holders of the Cumulative Preferred Stock and Common Stock to be held not less than forty-five days and not more than ninety days after the date upon which such right of the holders of the Cumulative Preferred Stock shall have become vested for the purpose of electing a new Board of Directors, of which a majority shall be elected by a vote of the Cumulative Preferred Stock and the remainder shall be elected by a vote of the Common Stock, to serve until the next annual meeting or until their successors shall be elected and shall qualify. Notice of such meeting shall be mailed to each shareholder not less than ten days prior to the date of such meeting. The term of office of all Directors of the Corporation shall terminate at the time of any such meeting held for the purpose of electing a new Board of Directors, notwithstanding that the term for which such Directors had been elected shall not then have expired. In the event that at any meeting at which holders of the Cumulative Preferred Stock shall be entitled to elect a majority of the Board of Directors, a quorum of the holders of such stock shall not be present in person or by proxy, the holders of the Common Stock, if a quorum thereof be present, may temporarily elect the Directors whom the holders of the Cumulative Preferred Stock are entitled but fail to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the Cumulative Preferred Stock as herein provided.

       Whenever the Cumulative Preferred Stock shall be entitled to elect a majority of the Board of Directors, any holder of such stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Cumulative Preferred Stock for the purpose of communicating with other holders of such stock with respect to the exercise of such right of election.

       Whenever the Cumulative Preferred Stock shall be divested of such special voting power, the President of the Corporation shall, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Common Stock, call a special meeting of the holders of the Common Stock to be held within forty days after the delivery of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify. If, at any such special meeting, any Director shall not be re-elected, his term of office shall terminate upon the election and qualification of his successor, notwithstanding that the term for which such Director was originally elected shall not then have expired.

       At any annual or special meeting of shareholders held for the purpose of electing Directors when the holders of the Cumulative Preferred Stock shall be entitled to elect a majority of the Board of Directors, the presence in person or by proxy of the holders of thirty-five per cent (35%) of the outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum for the election by such class of a majority of the Board of Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum for the election by such class of the remaining Directors or for the election temporarily by such class of a majority of the Board of Directors as herein provided; provided, however, that the majority of the holders of either such class of stock who are present in person or by proxy shall have power to adjourn such meeting for the election of Directors by such class from time to time without notice other than announcement at the meeting. No delay or failure by the holders of either such class of stock to elect the members of the Board of Directors which such holders are entitled to elect shall invalidate the election of the remaining members of the Board of Directors by the holders of the other such class of stock. At any such election of Directors by the holders of shares of Cumulative Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date on which the election is held.

       If, during any interval between annual meetings of shareholders for the election of Directors and while the Cumulative Preferred Stock shall be entitled to elect a majority of the Directors, the number of Directors in office who have been elected by the holders of the Cumulative Preferred Stock or Common Stock, as the case may be, shall, by reason of resignation, death or removal, be less than the total number of Directors subject to election by the holders of shares of such class, (a) the vacancy or vacancies shall, if permitted by law, be filled by a majority vote of the remaining Directors then in office who were elected by such class or succeeded to a Director so elected, although such majority be less than a quorum, and (b) if not so filled within forty days after the creation thereof, the President of the Corporation shall call a special meeting of the holders of shares of such class and such vacancy or vacancies shall be filled at such special meeting.

       All, but not less than all, of the Directors elected by any class of stock may be removed from office by vote of the holders of a majority of the shares of the class of stock by which their successors would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing Directors in accordance with the provisions of this paragraph. The President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to be held within forty days after the delivery of such request.

       In all elections of Directors, other than when the holders of the Cumulative Preferred Stock are entitled to elect a majority of the Board of Directors, each holder of Common Stock shall have the right to cast one vote for each share of stock owned by him and entitled to a vote, and each holder of Cumulative Preferred Stock shall have the right to cast one-half of one vote for each share of stock owned by him and entitled to vote, and each shareholder may cast such votes in person or by proxy for as many persons as there are Directors to be elected by the class of stock held by him, or he may cumulate such votes and give one candidate as many votes as the number of Directors to be elected by the class of stock held by him multiplied by the number of his shares of stock shall equal, or he may distribute them on the same principle among as many candidates and in such manner as he shall desire. The holders of Common Stock and the holders of Cumulative Preferred Stock shall vote as a single class in all such elections of Directors.

       (10) So long as any shares of Cumulative Preferred Stock are outstanding, the consent of the holders of at least two-thirds of the Cumulative Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any one or more of the following:

              (a)    Any  amendment,   alteration  or,  repeal  of  any  of  the
       provisions of the charter, which affects adversely the powers, preferences or rights of the holders of the Cumulative Preferred Stock; PROVIDED, however, that if such amendment, alteration or repeal affects adversely the powers, preferences or rights of one or more but not all series of Cumulative Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of each series so affected shall be required; and PROVIDED, further, that the amendment of the provisions of the Charter so as to increase or decrease the authorized amount of the Cumulative Preferred Stock or so as to authorize or create, or so as to increase or decrease the authorized amount of, any new class of stock ranking on a parity as to dividends or assets with or any class of stock ranking junior to the Cumulative Preferred Stock or any security convertible into any such stock or into Cumulative Preferred Stock shall not be deemed to affect adversely the powers, preferences or rights of the holders of the Cumulative Preferred Stock or any series thereof, and the right is hereby reserved to make any such amendment upon the vote prescribed in subdivision (12) and the vote, if any, required by paragraph (b) of subdivision (11) of this SECTION 1.5; or

              (b) The authorization or creation, or the increase in the authorized amount, of any stock of any class, ranking prior as to dividends or assets to the Cumulative Preferred Stock or the issue of any shares of any such prior ranking stock more than twelve months after the date as of which the Corporation was empowered to create or authorize such prior ranking stock;

PROVIDED,  however,  that no  such  consent  of the  holders  of the  Cumulative
Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior stock or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding or, in the case of any such amendment, alteration or appeal as to which the consent of less than all series of the Cumulative Preferred Stock would otherwise be required, for the redemption of all shares of the series of Cumulative Preferred Stock the consent of which would otherwise be required.

       (11) So long as any shares of Cumulative Preferred Stock are outstanding, the consent of the holders of at least a majority of the Cumulative Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any one or more of the following:

              (a) The issue of any unsecured notes, debentures or other securities representing unsecured indebtedness, or the assumption of any such unsecured securities, for a purpose other than the refunding or renewing of outstanding unsecured securities theretofore issued or assumed by the Corporation resulting in equal or longer maturities or the redemption or other retirement of all outstanding shares of Cumulative Preferred Stock, if, immediately after such issuance or assumption, (i) the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding would thereby exceed twenty per cent. (20%) of the aggregate of (x) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then outstanding and (y) the capital stock, premiums thereon and surplus of the Corporation as then stated on the books of account of the Corporation, or (ii) the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding having maturities of less than ten years would thereby exceed ten per cent. (10%) of such aggregate. Payment due upon the maturity of unsecured debt, having an original single maturity in excess of ten years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of ten years shall not be regarded for purposes of clause (ii) of this Paragraph
       (a) as unsecured debt of a maturity of less than ten years until such payment is required to be made within three years;

              (b) The authorization or creation, or the increase in the authorized amount, of any new class of stock ranking on a parity with the Cumulative Preferred Stock or of any security convertible into Cumulative Preferred Stock or into stock of any class ranking on a parity with the Cumulative Preferred Stock, and the right is hereby reserved to make any amendment of the charter required in connection therewith upon the vote prescribed in subdivision (12) of this SECTION 1.5 and the vote prescribed in this subdivision (11);

              (c) The issue of any additional shares or the reissue of any reacquired shares of Cumulative Preferred Stock or any shares of stock of any class ranking on a parity as to dividends or assets with the Cumulative Preferred Stock for any purpose other than to refinance an equal par amount or stated value of Cumulative Preferred Stock, or of any class of outstanding stock ranking on a parity as to dividends or assets with the Cumulative Preferred Stock, unless the consolidated gross income of the Corporation and its subsidiaries (after all taxes including taxes based on income) for twelve consecutive calendar months within a period of fifteen calendar months immediately preceding the calendar month of such issuance is equal to at least one and one-half times the aggregate of the annual interest charges on indebtedness of the Corporation and its consolidated subsidiaries (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all preferred stock (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued, as to dividends or assets), which will be outstanding immediately after the issuance of such shares. If, during the period as of which gross income is to be determined for the purpose set forth in this paragraph (c), the amount, if any, required to be expended by the Corporation and its consolidated subsidiaries for property additions pursuant to a renewal and replacement fund or similar fund established under any then existing general indenture or mortgage or deed of trust of the Corporation shall exceed the amount deducted in the determination of such gross income on account of depreciation and amortization of electric plant acquisition adjustments, such excess shall also be deducted in determining such gross income;

              (d) The issue of any additional shares or the reissue of any reacquired shares of Cumulative Preferred Stock or of any shares of stock of any class ranking on a parity with the Cumulative Preferred Stock, as to dividends or assets for any purpose other than to refinance an equal par amount or stated value of Cumulative Preferred Stock or of any class of outstanding stock ranking on a parity as to dividends or assets with the Cumulative Preferred Stock unless the aggregate of the capital of the Corporation applicable to all stock of any class ranking junior to the Cumulative Preferred Stock, plus the consolidated surplus of the Corporation and its subsidiaries, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of the affairs of the Corporation to the holders of all shares of the Cumulative Preferred Stock and of any shares of stock of any class ranking prior thereto or on a parity as to dividends and assets with the Cumulative

       Preferred Stock to be outstanding immediately after such proposed issue, excluding from such computation all indebtedness and stock to be retired through such proposed issue. If for the purposes of meeting the foregoing requirement, it shall have been necessary to take into consideration any of the consolidated earned surplus of the Corporation and its subsidiaries, the Corporation shall not thereafter pay any dividends on or make any distributions in respect of, or purchase or otherwise acquire for value, shares of stock of the Corporation of any class ranking junior to the Cumulative Preferred Stock which would result in reducing the junior stock equity (as defined in subdivision (6) of this SECTION 1.5) to an amount less than the amount payable on involuntary liquidation of the Corporation with respect to all shares of the Cumulative Preferred Stock and all shares ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets, at the time outstanding; or

              (e) The sale or other disposition of all or substantially all of the assets of the Corporation or the consolidation or merger of the Corporation; PROVIDED, however, that except as may be mandatorily required by law regardless of limitations contained in the charter, no such consent shall be required with respect to (i) a sale or other disposition of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation if such sale, other disposition, consolidation or merger, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered or approved under the Public Utility Holding Company Act of 1935 or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation to a subsidiary of the Corporation or a consolidation or merger of the Corporation with a subsidiary of the Corporation if none of the powers, preferences or rights of the holders of the Cumulative Preferred Stock will be adversely affected thereby, and if none of the property or business of the Corporation will thereby become subject to the lien of any mortgage, deed of trust or other encumbrance, and if the company resulting from or surviving such sale, other disposition, consolidation or merger will be authorized to carry on the business then being conducted by the Corporation and will have authorized or outstanding, after such sale, other disposition, consolidation or merger, no stock of any class or other securities ranking prior to or on a parity with the Cumulative Preferred Stock, or securities convertible into any such stock or securities, except the same number of shares of stock and the same amount of other securities with the same powers, preferences and rights as the stock and securities of the Corporation authorized and outstanding immediately preceding such sale, other disposition, consolidation or merger, and if each holder of Cumulative Preferred Stock at the time of such sale, other disposition, consolidation or merger will receive the same number of shares, with the same powers, preferences and rights, of the resulting or surviving company as he held of the Cumulative Preferred Stock;

PROVIDED, however, that no such consent of the holders of the Cumulative Preferred Stock shall be required if, at or prior to the time when the issuance of any such securities representing unsecured indebtedness or when the issuance of any such parity stock or convertible security or any such additional shares of Cumulative Preferred Stock is to be made, or when such sale, other disposition, consolidation or merger is to take effect, as the case may be, provision is made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.

       (12) The Corporation reserves the right, subject only to any requisite vote or consent of the holders of any other class of stock specifically required by the provisions of the charter, to amend or change any and all provisions of the charter (including a change in the preferences given to any one or more classes of stock by the charter or an increase or decrease in the amount of the authorized stock of such class or classes or an increase or decrease in the par value thereof ) by majority vote in favor thereof, given in person or by proxy at any meeting called for the purpose, of the holders of the outstanding shares of Common Stock and Cumulative Preferred Stock, voting as a single class pursuant to subdivision (9) of this SECTION 1.5.

       (13) Except as otherwise provided in paragraph (a) of subdivision (10) of this SECTION 1.5 or with respect to any particular series in accordance with the provisions of subdivision (1) of this SECTION 1.5, whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote or consent as a separate series on any matter, and all shares of Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote or consent of the shareholders by classes may now or hereafter be required.

       (14) No holder of any shares of Cumulative Preferred Stock of any series shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized, or whether issued for cash, property or services or as a dividend or otherwise, or any securities convertible into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class.

       (15) Any shares of Cumulative Preferred Stock which are redeemed or retired, except shares retired through conversion or through the operation of any sinking fund or redemption or purchase account, shall thereafter have the status of authorized but unissued shares of Cumulative Preferred Stock of the Corporation and may thereafter be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Cumulative Preferred Stock.

       (16) Subject to the limitations set forth in this SECTION 1.5, all or any of the shares of stock of the Corporation of any class and securities convertible into stock of any class may be issued by the Corporation, acting through its Board of Directors, without action by the shareholders, from time to time, for such consideration, or by way of dividend, in such manner and upon such terms as may be determined and deemed advisable from time to time by the Board of Directors. Such consideration, in the case of shares having a par value, shall not be less than the par value thereof and, in the case of securities convertible into shares of stock having a par value, shall not be less than the par value of the shares into which such securities are convertible, except as otherwise permitted by law. Such consideration may consist of cash, labor done, real and/or personal property, or the use thereof, and the value of any such consideration consisting of such labor or property or the use thereof shall be as determined by the Board of Directors. All shares of stock so issued, for which the consideration so fixed has been received by the Corporation, shall be deemed fully paid stock and shall not be liable to any further calls or assessments thereon.